News Release

Contact:
Mary McGowan
Summit IR Group Inc.
Phone: 408-404-5401
mary@summitirgroup.com

Endwave Reports First Quarter 2007 Financial Results

Company Achieves Year-Over-Year Revenue Growth of 7%

SAN JOSE, CA - April 24, 2007 - Endwave Corporation (Nasdaq: ENWV), a leading provider of high frequency RF modules for telecommunications networks, defense electronics and homeland security systems, today reported financial results for its first quarter ended March 31, 2007.

Revenues were $14.8 million for the first quarter of 2007, compared with $13.7 million for the first quarter of 2006 and $13.3 million for the fourth quarter of 2006. Net loss, calculated in accordance with accounting principles generally accepted in the United States (GAAP), for the first quarter of 2007 was $780,000, or $0.07 per share, compared with net loss for the first quarter of 2006 of $1.2 million, or $0.10 per share, and net loss for the fourth quarter of 2006 of $870,000, or $0.08 per share.

Non-GAAP net income for the first quarter of 2007 was $214,000, or $0.01 per diluted share, compared with non-GAAP net loss for the first quarter of 2006 of $312,000, or $0.03 per share, and non-GAAP net income for the fourth quarter of 2006 of $229,000, or $0.02 per diluted share. For the first quarter of 2007, non-GAAP net income was calculated by excluding non-cash stock-based compensation expense of $842,000 and amortization of intangible assets of $152,000.

As of March 31, 2007, Endwave’s total assets were $98.5 million, including $66.7 million in cash, cash equivalents and investments.

"We are pleased to report an increase in revenues of 7% year-over-year and 11% sequentially. This was achieved in a quarter that is typically slower and where we also faced the uncertainties associated with a merger of the Company’s two largest customers,” said Ed Keible, Endwave's CEO and President. “Earlier this month, we announced the acquisition of ALC Microwave, Inc., a leading supplier of high-precision logarithmic amplifier products for major defense contractors. ALC’s technology enables us to offer RF subsystems for a broader range of defense electronics platforms and enhances Endwave’s ability to further penetrate this market.”

- more -

Highlights:

•	Q1 revenues were $14.8 million, an increase of 7% from the year ago period, and up 11% sequentially.

•
Revenues attributable to customers in telecom markets were approximately $12.5 million; revenues attributable to customers in defense electronics, homeland security and other non-telecom markets were approximately $2.2 million.

•	GAAP gross margin was 27% and non-GAAP gross margin was 29%. Non-GAAP gross margin was adjusted for amortization of intangible assets and non-cash stock-based compensation expense.

•	Endwave was selected by a major wireless telecom OEM to design microwave radio transceivers for a new, software-defined, radio platform.

•
On April 19, 2007, the Company announced the acquisition of ALC Microwave Inc., a leading supplier of logarithmic amplifier products used in electronic countermeasures, threat detection equipment, early warning radar and missile guidance systems for the defense market.

Conference Call

Endwave Corporation will hold a conference call to discuss the Company’s financial results today, at 1:30 p.m. Pacific Time. Investors are invited to participate in the conference call by dialing 913-981-5543 (Pass code: Endwave) by 1:20 p.m. PT on April 24. Starting approximately one hour after the completion of the live call, a replay will also be available until April 27. To access the recording, dial (719) 457-0820 (Pass code: 6416329). Investors are also invited to listen to a live and/or archived webcast of Endwave's quarterly conference call on the investor relations section of the Company's Web site. The webcast replay will be available for 90 days.

Upcoming Investor Conferences

Endwave management will be presenting at the AeA MicroCap Investor Conference in Monterey, CA on May 7 and at the Piper Jaffray Semiconductor & Communications Conference in New York on May 9. Those wishing to listen to live and/or archived webcasts of available management presentations may do so at www.endwave.com.

About Endwave

Endwave Corporation designs, manufactures and markets RF modules that enable the transmission, reception and processing of high-frequency signals in telecommunications networks, defense electronics and homeland security systems. These RF modules include high-frequency integrated transceivers, amplifiers, synthesizers, oscillators, up and down converters, frequency multipliers and microwave switch arrays. Endwave has 42 issued patents covering its core technologies including semiconductor and proprietary circuit designs. Endwave Corporation is headquartered in San Jose, CA, with operations in Diamond Springs, CA; El Dorado Hills, CA; Andover, MA; and Chiang Mai, Thailand. Additional information about the Company can be accessed from the Company’s web site at www.endwave.com.

Use of Non-GAAP Financial Information

To supplement the Company's condensed consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), Endwave uses certain measures of financial performance that are non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. These non-GAAP measures include gross margin, net income (loss) and net income (loss) per share data that are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance and the Company’s prospects for the future. Specifically, Endwave believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of its core operating results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. These non-GAAP measures included in this press release have been reconciled to the GAAP results in the attached tables.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This press release and the conference call referred to in this press release may contain forward-looking statements within the meaning of the Federal securities laws and is subject to the safe harbor created thereby. Any statements contained in this press release or on the conference call that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “plans,” “intends,” “expects,” “believes” and similar expressions are intended to identify these forward-looking statements. Information contained in forward-looking statements is based on current expectations and is subject to change. Actual results could differ materially from the forward-looking statements due to many factors, including the following: our ability to achieve revenue growth and maintain profitability; our customer and market concentration; our suppliers’ abilities to deliver raw materials to our specifications and on time; our successful implementation of next-generation programs, including inventory transitions; our ability to penetrate new markets; fluctuations in our operating results from quarter to quarter; our reliance on third-party manufacturers and semiconductor foundries; acquiring businesses and integrating them with our own; component, design or manufacturing defects in our products; our dependence on key personnel; and fluctuations in the price of our common stock. Forward-looking statements contained in this press release and on our conference call should be considered in light of these factors and those factors discussed from time to time in Endwave's public reports filed with the Securities and Exchange Commission, such as those discussed under “Risk Factors” in Endwave’s most recent Annual Report on Form 10-K, and subsequently-filed reports on Form 10-Q. Endwave does not undertake any obligation to update such forward-looking statements.

-  Financial Tables Attached -

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31, 2007	December 31, 2006
Assets
Current assets
Cash and cash equivalents	$26,683	$26,176
Short-term investments	33,597	41,411
Accounts receivables, net	10,913	8,713
Inventories	14,159	17,127
Other current assets	491	640
Total current assets	85,843	94,067
Long-term investments	6,431	-
Property and equipment, net	1,903	2,024
Other assets	112	110
Restricted cash	143	261
Goodwill and intangible assets	4,039	4,191
Total assets	$98,471	$100,653

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$2,978	$4,280
Accrued warranty	2,933	2,928
Accrued compensation	2,071	2,652
Other current liabilities	712	1,164
Total current liabilities	8,694	11,024

Other long-term liabilities	192	231
Total stockholders' equity	89,585	89,398
Total liabilities and stockholders' equity	$98,471	$100,653

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three months ended
	March 31, 2007	March 31, 2006
Total revenues	$14,751	$13,746
Costs and expenses:
Cost of product revenues	10,620	9,996
Cost of product revenues, amortization of intangible assets	113	113
Research and development	2,405	2,079
Sales, general and administrative	3,199	2,958
Amortization of intangible assets	39	39
Total costs and expenses	16,376	15,185
Loss from operations	(1,625)	(1,439)
Interest and other income, net	845	261
Net loss	$(780)	$(1,178)
Basic and diluted net loss per share	$(0.07)	$(0.10)
Weighted shares used in per-share calculation	11,549,789	11,364,680

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)
(in thousands, except share and per share amounts)
(unaudited)

	Three months ended
	March 31, 2007	March 31, 2006
Total revenues	$14,751	$13,746
Costs and expenses:
Cost of product revenues	10,515	9,908
Research and development	2,254	1,959
Sales, general and administrative	2,613	2,452
Total costs and expenses	15,382	14,319
Loss from operations	(631)	(573)
Interest and other income, net	845	261
Net income (loss)	$214	$(312)
Basic net income (loss) per share	$0.02	$(0.03)
Diluted net income (loss) per share	$0.01	$(0.03)
Weighted shares used in basic per-share calculation	11,549,789	11,364,680
Weighted shares used in diluted per-share calculation	14,832,462	11,364,680

Basis of presentation:

1.	Non-GAAP operating results exclude amortization of intangible assets and non-cash stock compensation expense.

GAAP TO NON-GAAP NET INCOME (LOSS) RECONCILIATION
(in thousands)
(unaudited)

	Three months ended
	March 31, 2007	March 31, 2006
GAAP net loss	$(780)	$(1,178)
Cost of product revenues, amortization of intangible assets	113	113
Cost of product revenues, stock compensation expense	105	88
Amortization of intangible assets	39	39
Research and development, stock compensation expense	151	120
Selling, general and administrative, stock compensation expense	586	506
Non-GAAP net income (loss)	$214	$(312)